Exhibit 23


STA

          Stark Tinter & Associates, LLC

                                Certified Public Accountants
                                       Financial Consultants





     CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Shareholders and Board of Directors
American IR Technologies, Inc.
Las Vegas, Nevada



We consent to the use of our report on the December 31, 2000 financial statements in the Form 10-KSB dated March 30, 2001 of American IR Technologies, Inc.





/s/ Stark Tinter & Associates, LLC


March 30, 2001
Denver, Colorado